Exhibit 10.10

EXECUTION VERSION

Bank of America, N.A.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bank of America Tower at One Bryant Park New York, NY 10036
Attn:	John Servidio
Telephone:	646-855-7127
Facsimile:	704-208-2869

DATE:	March 5, 2012

TO:	Stone Energy Corporation 625 East Kaliste Saloom Road Lafayette, LA 70508
ATTENTION:	Kenneth H. Beer
TELEPHONE:	337-237-0410
FACSIMILE:	337-521-2072; beerkh@stoneenergy.com

FROM:	Bank of America, N.A.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
TELEPHONE:	646-855-7127
FACSIMILE:	704-208-2869

SUBJECT:	Amendment to Base Warrant Confirmation and Additional Warrant Confirmation

Ladies and Gentlemen,

Reference is made to (i) the confirmation dated February 29, 2012 confirming the terms and conditions of those certain base warrants issued by Stone Energy Corporation (“Counterparty”) to Bank of America, N.A. (“Dealer”) as of the “Trade Date” specified therein (as amended and supplemented from time to time, the “Base Warrant Confirmation”) and (ii) the confirmation dated March 2, 2012 confirming the terms and conditions of those certain additional warrants issued by Counterparty to Dealer as of the “Trade Date” specified therein (as amended and supplemented from time to time, the “Additional Warrant Confirmation”, and each of the Base Warrant Confirmation and the Additional Warrant Confirmation a “Confirmation” and together the “Confirmations”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Confirmations.

In order to clarify the parties’ intent as of the date of each Confirmation, each of Dealer and Counterparty, intending to be legally bound, hereby acknowledges and agrees that:

1. Paragraph 5(j)(i) of each Confirmation is hereby amended by inserting the words “of a similar size” (x) after the word “procedures” in the third line thereof and (y) after the word “agreements” in the sixteenth line thereof.

2. Paragraph 5(j)(ii) of each Confirmation is hereby amended by inserting the words “of a similar size” after the word “agreements” in the twelfth line thereof.

3. The following is added to each Confirmation as a new paragraph 5(v)(xi) thereto:

“(xi) In the event that (i) an Early Termination Date occurs or is designated with respect to the Transaction as a result of a Termination Event or an Event of Default (other than an Event of Default arising under Section 5(a)(ii) or 5(a)(iv) of the Agreement) and, as a result, Dealer owes to Counterparty an amount calculated under Section 6(e) of the Agreement, or (ii) Dealer owes to Counterparty, pursuant to Section 12.7 or Section 12.9 of the Equity Definitions, an amount calculated under Section 12.8 of the Equity Definitions, such amount shall be deemed to be zero.”

4. Each party hereby makes to the other party on the date hereof each of the representations contained in Sections 3(a) and 3(b) of the Agreement specified in each Confirmation.

5. Each of Counterparty and Dealer hereby confirms that each Confirmation, as amended hereby, and the terms of each Transaction specified therein shall continue in full force and effect. All references to the “Confirmation” and the “Transaction” in each Confirmation or any document related thereto shall for all purposes constitute references to the Base Warrant Confirmation or the Additional Warrant Confirmation, as the case may be, as amended hereby.

6. This letter agreement and all matters arising in connection with this letter agreement shall be governed by and construed in accordance with the law of the State of New York (without reference to its choice of law doctrine other than Title 14 of the New York General Obligations Law).

7. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE TRANSACTIONS. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.

8. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this letter agreement (“Proceedings”), each party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party; and (iii) agrees, to the extent permitted by applicable law, that the bringing of Proceedings in any one or more jurisdictions will not preclude the bringing of Proceedings in any other jurisdiction.

9. No amendment, modification or waiver in respect of this letter agreement will be effective unless in writing (including a writing evidence by a facsimile transmission) and executed by each of the parties. This letter agreement (and any amendment, modification and waiver in respect of it) may be executed in several counterparts (including by facsimile transmission), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page follows.]

Counterparty hereby agrees (a) to check this letter agreement carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty, by manually signing this letter agreement or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to John Servidio, Facsimile No. 704-208-2869.

Yours faithfully,

BANK OF AMERICA, N.A.

By:	/s/ Christopher A. Hutmaker
Name: Christopher A. Hutmaker
Title: Managing Director

Agreed and Accepted By:

STONE ENERGY CORPORATION

By:	/s/ Kenneth H. Beer
Name: Kenneth H. Beer
Title: Executive Vice President & Chief Financial Officer